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                                                                    Exhibit 10.4
December 6, 1999

Union Pacific Resources Inc.
4th Floor
425 - 1st Street S.W.
Calgary, Alberta
T2P 3L8

and

Project Orange Associates, L.P.
c/o G.A.S. Orange Associates LLC
90 Presidential Plaza
Syracuse, New York 13209

Dear Sirs:

Re: Replacement of Restated Gas Purchase and Sale Agreement dated March 18, 1991 (the "Gas Supply Agreement") between Project Orange Associates, L.P. (the "Buyer"), Noranda Inc. ("Noranda") and Canadian Hunter Exploration Ltd. ("Old Hunter")

The purpose of this letter agreement ("Letter Agreement") is to set forth the understanding of the Buyer, Canadian Hunter Exploration Ltd. ("CHEL") (which is the successor by amalgamation to Old Hunter) and Union Pacific Resources Inc. ("UPRI") (which is the successor to North Canadian Oils Limited and North Canadian Marketing Inc.) concerning the amendment and restatement, and partial assignment to UPRI, of the Gas Supply Agreement.

By virtue of an Assignment, Amendment and Release Agreement dated the date hereof, in respect of the Gas Supply Agreement between Noranda as Assignor, CHEL as Assignee and the Buyer, CHEL has become a party to the Gas Supply Agreement in the place and stead of Noranda and Old Hunter (as so assigned the "Assigned Gas Supply Agreement"). The Buyer, CHEL and UPRI hereby agree that effective January 1, 2000 (subject only to Section 8 hereof) the Assigned Gas Supply Agreement will be replaced by two agreements, the first of which will be between CHEL and the Buyer (the "CHEL Supply Agreement") and the second of which will be between UPRI and the Buyer (the "UPRI Supply Agreement"). CHEL will not have any liability under the UPRI Supply Agreement and UPRI will not have any liability under the CHEL Supply Agreement and
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the liability of CHEL and UPRI hereunder shall be separate and not joint and several for so long as this Letter Agreement is applicable in the circumstances described in Section 5(b) hereof, as if the CHEL Supply Agreement and the UPRI Supply Agreement had been executed and delivered.

1. The terms of the CHEL Supply Agreement will be identical to the Assigned Gas Supply Agreement with the following exceptions:

     (a) for the purpose of establishing the term, the Initial Delivery Day shall be deemed to have been June 1, 1992;

     (b) the Maximum Daily Quantity from and after the effective date of the CHEL Supply Agreement shall be 17,500 MMBtu;

     (c) for the purpose of establishing the Unconsumed Entitlement, the Maximum Entitlement on the Initial Delivery Day shall be deemed to have been or 69,999,600 MMBtu;

     (d) the introductory phrase of Section 2.2 will be modified to reflect that Buyer shall be entitled to purchase gas from CHEL and UPRI under the CHEL Supply Agreement and the UPRI Supply Agreement, respectively and the quantity of Gas referred to in Section 2.2(e)(y) shall be 10,062 MMBtu;

     (e)  the quantities of natural gas referred to in Sections 2.3(b)(i) and
          (ii) and 2.3(c)(i) and (ii) shall be 58.333% of those quantities set forth in the same clauses of the Gas Supply Agreement;

     (f) there being no Deferral Balance, there shall be no further deferral of payments as contemplated in Section 3.7 of the Assigned Gas Supply Agreement, and Section 3.7 and any other references to the Deferral Balance or the Deferral Account shall therefore not appear in the CHEL Supply Agreement, mutatis mutandis;
                            ------- --------

     (g) the reference in Section 8.6(c) to Noranda Financial Statements shall be changed to a reference to CHEL Financial Statements;

     (h)  references to the Deferral Account and the Deferral Balance in Section
          12.2 and elsewhere shall be deleted;

     (i)  Section 14.3 shall be deleted;

     (j)  Section 14.4 shall be deleted;

     (k) Section 14.6 shall be modified, as appropriate, to reflect CHEL being the successor to Noranda;

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     (l)  the quantities set forth in Section 15.1(x) and (y) of the CHEL Supply
          Agreement shall be equal to 58.333% of the quantities set forth in
          Section 15.1 of the Gas Supply Agreement;

     (m)  the addresses for notices under the CHEL Supply Agreement in Section
          17.6 shall be as follows:

               Buyer:    Project Orange Associates, L.P.
                         c/o G.A.S. Orange Associates, LLC
                         90 Presidential Plaza
                         Syracuse, New York  13209

                         Attention:  President
                         Telecopier: (315) 425-3621

               CHEL:     Canadian Hunter Exploration Ltd.
                         2800, 605 - 5th Avenue SW
                         Calgary, Alberta  T2P 3H5

                         Attention:  Treasurer
                         Telecopier: (403) 260-1664

     (n) the CHEL Supply Agreement shall be governed by and construed under the laws in force in the Province of Alberta, Canada.

2. The terms of the UPRI Supply Agreement will be identical to the CHEL Supply Agreement with the following exceptions:

(a) for the purpose of establishing the term, the Initial Delivery Day shall be deemed to have been June 1, 1992;

(b) the Maximum Daily Quantity on the effective date of the UPRI Supply Agreement shall be 12,500 MMBtu;

(c) for the purpose of establishing the Unconsumed Entitlement, the Maximum Entitlement on the Initial Delivery Day shall be deemed to have been 50,000,400 MMBtu;

(d)  the quantity of Gas referred to in Section 2.2(e)(y) shall be 7,188 MMBtu;

(e) the quantities of natural gas referred to in Sections 2.3(b)(i) and (ii) and 2.3(c)(i) and (ii) shall be 41.667% of those quantities set forth in the same clauses of the Gas Supply Agreement;

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(f)  the reference in Section 8.6(c) to CHEL Financial Statements shall be changed to a reference to UPRI Financial Statements;

(g) Section 14.6 shall be modified to reflect the administration by CHEL of the nominations, transportation services and accounting and that payments due to UPRI will be made to CHEL as UPRI's agent;

(h) the quantities set forth in Section 15.1(x) and (y) of the UPRI Supply Agreement shall be equal to 41.667% of the quantities set forth in Section
     15.1 of the Gas Supply Agreement;

(i) the addresses for notices under the UPRI Supply Agreement in Section 17.6 shall be as follows:

               Buyer:    Project Orange Associates, L.P.
                         c/o G.A.S. Orange Associates LLC
                         90 Presidential Plaza
                         Syracuse, New York  13209

                         Attention:  President
                         Telecopier: (315) 425-3621

               UPRI:     Union Pacific Resources Inc.
                         4th Floor
                         425 - 1st Street S.W.
                         Calgary, Alberta  T2P 3L8

                         Attention:  Vice President, Marketing
                         Telecopier:  (403) 231-0501

(j) the UPRI Supply Agreement shall be governed by and construed under the laws enforced in the Province of Alberta, Canada.

3. The Parties agree that the Unconsumed Entitlement under the Gas Supply Agreement was 70,236,028 MMBtu as at November 1, 1999 and that if the CHEL Supply Agreement and UPRI Supply Agreement had been in force on that date, the Unconsumed Entitlements thereunder would have been 40,970,782 MMBtu and 29,265,246 MMBtu, respectively.

4.   In consideration of the foregoing:

(a) CHEL has paid US $291,665 to the Buyer, the receipt and sufficiency of which are hereby acknowledged; and

(b) UPRI has paid US $208,335 to the Buyer, the receipt and sufficiency of which are hereby acknowledged.

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5.   Assuming the conditions precedent set forth in paragraph 8 hereof have been met, effective January 1, 2000:

     (a) if the CHEL Supply Agreement and the UPRI Supply Agreement have been executed and delivered, then as of such date the CHEL Supply Agreement and the UPRI Supply Agreement will be deemed to replace, amend and restate in all respects the Assigned Gas Supply Agreement.

     (b) If the CHEL Supply Agreement and the UPRI Supply Agreement have not then been executed and delivered, then this Letter Agreement shall be effective to govern the gas purchase and sale arrangement among, and the respective rights, duties and obligations of, the parties, and shall for such purpose constitute an amendment to the Assigned Gas Supply Agreement, until such time as the CHEL Supply Agreement and the UPRI Supply Agreement have been executed and delivered. In case of any inconsistencies between this Letter Agreement and the Assigned Gas Supply Agreement in such event, the terms of this Letter Agreement shall be controlling.

6. The Buyer, CHEL and UPRI each acknowledge and agree that the foregoing terms reflect their mutual understanding as of the date hereof of the changes that will be necessary and appropriate to effectuate the CHEL Supply Agreement and the UPRI Supply Agreement in replacement of the Assigned Gas Supply Agreement, leaving Buyer and CHEL in the same position, economic and otherwise, as they are in under the Gas Supply Agreement as in effect on the date hereof (except to the extent of the changes agreed to in connection with paragraphs 1 and 2); provided, however, that UPRI and CHEL will have separate and not joint and several liability. Nonetheless, the Parties understand and agree to cooperate fully to incorporate any other changes to the Assigned Gas Supply Agreement that they mutually determine to be necessary and appropriate between the date hereof and the date the CHEL Supply Agreement and UPRI Supply Agreement are executed and delivered.

7. It is the intention of the parties that this Letter Agreement is a binding contract. CHEL and the Buyer, and UPRI and the Buyer, respectively, will use their best efforts to enter into formal agreements reflecting the above, reflecting the terms hereof, on or before December 31, 1999.

8. The following additional actions shall be taken, and the following additional documents shall be delivered to or as directed by Buyer, as conditions precedent to the effectiveness of the CHEL Supply Agreement and the UPRI Supply Agreement:

(a) Buyer shall as soon as practicable submit to the U.S. Department of Energy ("DOE") an application seeking expedited approval of an

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     amendment to Buyer's authorization for the importation of natural gas, and as a condition to the effectiveness of the CHEL Supply Agreement and the UPRI Supply Agreement, Buyer shall have received from DOE a binding Order approving such amendment;

(b) A Consent and Agreement from UPRI in favor of Buyer's lenders substantially in the form executed by CHEL in connection with the closing of the offering of Buyer's Senior Secured Notes issued December 6, 1999 (the "Closing"), modified as appropriate for UPRI;
(c) An opinion of Alberta counsel to UPRI in customary form as to the enforceability of the UPRI Supply Agreement against UPRI and other customary matters, addressed to said lenders;
(d) A revised Consent and Agreement from CHEL in favor of the lenders, bringing forward the Consent and Agreement of CHEL provided in connection with the Closing;
(e) An opinion from Alberta counsel to CHEL, in customary form as to the enforceability of the CHEL Supply Agreement against CHEL and other customary matters, addressed to said lender; and
(f) Buyer shall have received evidence reasonably satisfactory to it that firm gas transportation arrangements with TransCanada Pipelines Limited shall be in place with respect to all deliveries to be made under the CHEL Supply Agreement and the UPRI Supply Agreement at no additional cost to Buyer over and above Buyer's existing costs for such arrangements under the Assigned Gas Supply Agreement as in effect on the date of the Closing.

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If the foregoing accurately reflects your understanding of our agreement, please so indicate by signing this letter in the space provided below and returning an executed copy to each other party to this letter.

Yours truly,

CANADIAN HUNTER EXPLORATION LTD.

Per:       /s/ John Kowal
     ------------------------------------

Per:       /s/
     ------------------------------------

                                    ACKNOWLEDGED AND AGREED TO
                                    this 6th day of December, 1999.

                                    UNION PACIFIC RESOURCES INC.

                                    Per:      /s/
                                         --------------------------------

                                    ACKNOWLEDGED AND AGREED TO
                                    this 6th day of December, 1999

                                    PROJECT ORANGE ASSOCIATES, L.P., , by its general partner, G.A.S. ORANGE ASSOCIATES, LLC

                                    Per:      /s/ Adam Victor
                                         ----------------------------------
                                              Adam H. Victor
                                              President


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